Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2016 Second Quarter Results
Strong Execution Drives 15.3% GAAP Revenue Growth; Non-GAAP Organic Revenue Growth Accelerates to 9.4%

Charleston, S.C. (August 1, 2016) - Blackbaud (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced financial results for its second quarter ended June 30, 2016.

"Execution against our strategic plan is driving strong and balanced revenue growth across our portfolio,” said Mike Gianoni, Blackbaud's president and CEO. "Our next generation solutions are widening the gap between Blackbaud and the competition, positioning us well for future growth, and ultimately delivering greater value for our customers."

Second Quarter 2016 Results:

•	Total GAAP revenue was $180.2 million, up 15.3% from one year ago, with $141.5 million in GAAP recurring revenue, representing 78.5% of total revenue.

•	Total non-GAAP revenue was $182.0 million, up 14.7% from one year ago, with $143.3 million in non-GAAP recurring revenue, representing 78.7% of total non-GAAP revenue.

•	Non-GAAP organic revenue increased 9.4% and non-GAAP organic recurring revenue increased 11.5%.

•	GAAP income from operations decreased 1.8% to $14.2 million, with GAAP operating margin decreasing 140 basis points to 7.9%.

•	Non-GAAP income from operations increased 6.4% to $34.8 million, with non-GAAP operating margin decreasing 150 basis points to 19.1%.

•	GAAP net income increased 10.9% to $7.8 million, with GAAP diluted earnings per share up $0.02 to $0.17.

•	Non-GAAP net income increased 13.2% to $21.8 million, with non-GAAP diluted earnings per share up $0.05 to $0.46.

•	Cash flow from operations was $37.9 million, down from $43.3 million one year ago.

"We posted another strong quarter, and we're confident in our ability to achieve full year guidance which we've modified slightly for operating cash flow" said Tony Boor, Blackbaud's executive vice president and CFO. "Our current non-GAAP financial guidance accelerates organic revenue growth, improves profitability, and increases cash flow for the full year when compared to 2015."

Company Highlights:

•	Released SKY ReportingTM for Raisers Edge NXTTM customers by leveraging Blackbaud SKYTM capabilities

•	The acquisition of Attentive.ly accelerated Blackbaud's ability to integrate critical social media capabilities into its portfolio of solutions

•	Blackbaud opened a new Canadian office and training center in Toronto, Ontario

•	Released Blackbaud Success AssuranceTM for Higher Education to bring a modern, end-to-end solution approach to higher education institutions

•	Named in Forbes' Annual Fast Tech 25 list as one of this year's fastest growing public tech companies, as well as Forbes' 2016 Most Innovative Growth Companies ranking

PRESS RELEASE

Dividend
Blackbaud announced today that its Board of Directors has declared a third quarter 2016 dividend of $0.12 per share payable on September 15, 2016 to stockholders of record on August 26, 2016.

Financial Outlook
Updated full year financial guidance.

•	Non-GAAP revenue of $725.0 million to $740.0 million

•	Non-GAAP income from operations of $141.0 million to $147.0 million

•	Non-GAAP operating margin of 19.4% to 19.9%

•	Non-GAAP diluted earnings per share of $1.90 to $1.98

•	Cash flow from operations of $135.0 million to $145.0 million

Blackbaud has not reconciled forward-looking full year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.

Conference Call Details
What:    Blackbaud's Fiscal 2016 Second Quarter Conference Call
When:    August 2, 2016
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-888-461-2018 (domestic) or 1-719-457-2712 (international); passcode 132904.
Webcast:    Blackbaud's Investor Relations Webpage

About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, foundations, corporations, education institutions, and individual change agents—Blackbaud connects and empowers organizations to increase their impact through software, services, expertise, and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and relationship management, digital marketing, advocacy, accounting, payments, analytics, school management, grant management, corporate social responsibility, and volunteerism. Serving the industry for more than three decades, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada, Ireland, and the United Kingdom. For more information, visit www.blackbaud.com.

Investor Contact:	Media Contact:
Mark Furlong	Nicole McGougan
Director of Investor Relations	Blackbaud Public Relations
843-654-2097	843-654-3307
mark.furlong@blackbaud.com	nicole.mcgougan@blackbaud.com

PRESS RELEASE

Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: expectations that our revenue and operating cash flow will continue to grow and that our operating margins will continue to improve, and expectations that we will achieve our projected 2016 full year financial guidance. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; risks related to our dividend policy and stock repurchase program, including the possibility that we might discontinue payment of dividends; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP recurring revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud has acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, Blackbaud recorded write-downs of deferred revenue to fair value, which resulted in lower recognized revenue. Both on a quarterly and year-to-date basis, the revenue for the acquired businesses is deferred and typically recognized over a one-year period, so Blackbaud's GAAP revenues for the one-year period after the acquisitions will not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described above reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which Blackbaud believes provides a more accurate representation of a revenue run-rate in a given period. In addition to reversing write-downs of acquisition-related deferred revenue, non-GAAP financial measures discussed above exclude the impact of certain items that Blackbaud believes are not directly related to its performance in any particular period, but are for its long-term benefit over multiple periods.

In addition, Blackbaud discusses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth, which it believes provides useful information for evaluating the periodic growth of its business on a consistent basis. Each of these measures of non-GAAP organic revenue growth excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these non-GAAP organic revenue growth measures reflects presentation of full year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, each of these non-GAAP organic revenue growth measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.

PRESS RELEASE

Unaudited calculations of non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth for the three and six months ended June 30, 2016, as well as unaudited reconciliations of those non-GAAP measures to their most directly comparable GAAP measures, are as follows:

(dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
GAAP revenue	$180,191	$156,259	$349,447	$303,252
GAAP revenue growth	15.3%		15.2%
Add: Non-GAAP acquisition-related revenue (1)	1,853	10,395	3,639	22,736
Less: Revenue from divested businesses (2)	—	(191)	—	(586)
Total Non-GAAP adjustments	1,853	10,204	3,639	22,150
Non-GAAP revenue (3)	$182,044	$166,463	$353,086	$325,402
Non-GAAP organic revenue growth	9.4%		8.5%

Non-GAAP revenue (3)	$182,044	$166,463	$353,086	$325,402
Foreign currency impact on Non-GAAP revenue (4)	887	—	2,414	—
Non-GAAP revenue on constant currency basis (4)	$182,931	$166,463	$355,500	$325,402
Non-GAAP organic revenue growth on constant currency basis	9.9%		9.2%

GAAP subscriptions revenue	$104,039	$80,009	$200,890	$152,522
GAAP maintenance revenue	$37,449	$38,627	74,609	77,523
GAAP recurring revenue	$141,488	$118,636	$275,499	$230,045
GAAP recurring revenue growth	19.3%		19.8%
Add: Non-GAAP acquisition-related revenue (1)	1,844	10,046	3,625	21,948
Less: Revenue from divested businesses (2)	—	(133)	—	(378)
Total Non-GAAP adjustments	1,844	9,913	3,625	21,570
Non-GAAP recurring revenue	$143,332	$128,549	$279,124	$251,615
Non-GAAP organic recurring revenue growth	11.5%		10.9%

(1)
Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period, and it includes the non-GAAP revenue from the acquisition-related deferred revenue write-down attributable to those companies.

(2)
For businesses divested in the prior fiscal year, non-GAAP organic revenue growth excludes the prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested business within the results of the combined company for the same period of time in both the prior and current periods.

(3)
Non-GAAP revenue for the prior year periods presented herein will not agree to non-GAAP revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.

(4)
To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Canadian Dollar, EURO, British Pound and Australian Dollar.

Additional details of Blackbaud's methodology for calculating non-GAAP organic revenue growth and non-GAAP organic revenue growth on a constant currency basis can be found on Blackbaud's investor relations page.

As previously disclosed, beginning in 2016, Blackbaud now applies a non-GAAP effective tax rate of 32.0% in its calculation of the tax impact on non-GAAP adjustments, which impacts the tax impact related to non-GAAP adjustments, non-GAAP net income and non-GAAP diluted earnings per share measures. The non-GAAP effective tax rate utilized will be reviewed

PRESS RELEASE

annually to determine whether it remains appropriate in consideration of Blackbaud's financial results including its periodic effective tax rate calculated in accordance with GAAP, its operating environment and related tax legislation in effect and other factors deemed necessary. All 2015 measures of the tax impact related to non-GAAP adjustments, non-GAAP net income and non-GAAP diluted earnings per share included in this news release are calculated under Blackbaud's historical non-GAAP effective tax rate of 39.0%.

Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that these non-GAAP financial measures reflect the Blackbaud's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. In addition, Blackbaud believes that the use of these non-GAAP financial measures provides additional information for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to differences in the exact method of calculation between companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

(dollars in thousands)	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$15,263	$15,362
Restricted cash due to customers	195,034	255,038
Accounts receivable, net of allowance of $4,386 and $4,943 at June 30, 2016 and December 31, 2015, respectively	107,749	80,046
Prepaid expenses and other current assets	53,797	48,666
Total current assets	371,843	399,112
Property and equipment, net	54,144	52,651
Software development costs, net	27,793	19,551
Goodwill	436,012	436,449
Intangible assets, net	273,445	294,672
Other assets	21,847	20,901
Total assets	$1,185,084	$1,223,336
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$27,817	$19,208
Accrued expenses and other current liabilities	44,739	57,461
Due to customers	195,034	255,038
Debt, current portion	4,375	4,375
Deferred revenue, current portion	250,449	230,216
Total current liabilities	522,414	566,298
Debt, net of current portion	398,865	403,712
Deferred tax liability	27,823	27,996
Deferred revenue, net of current portion	6,212	7,119
Other liabilities	8,102	7,623
Total liabilities	963,416	1,012,748
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 57,543,656 and 56,873,817 shares issued at June 30, 2016 and December 31, 2015, respectively	58	57
Additional paid-in capital	294,810	276,340
Treasury stock, at cost; 10,048,472 and 9,903,071 shares at June 30, 2016 and December 31, 2015, respectively	(207,898)	(199,861)
Accumulated other comprehensive loss	(1,640)	(825)
Retained earnings	136,338	134,877
Total stockholders’ equity	221,668	210,588
Total liabilities and stockholders’ equity	$1,185,084	$1,223,336

Blackbaud, Inc.
Consolidated statements of comprehensive income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Revenue
Subscriptions	$104,039	$80,009	$200,890	$152,522
Maintenance	37,449	38,627	74,609	77,523
Services	35,419	33,667	67,833	64,973
License fees and other	3,284	3,956	6,115	8,234
Total revenue	180,191	156,259	349,447	303,252
Cost of revenue
Cost of subscriptions	52,142	39,400	101,814	75,578
Cost of maintenance	5,685	6,969	11,008	14,471
Cost of services	24,696	25,915	49,015	52,886
Cost of license fees and other	1,020	1,146	1,622	2,307
Total cost of revenue	83,543	73,430	163,459	145,242
Gross profit	96,648	82,829	185,988	158,010
Operating expenses
Sales, marketing and customer success	39,308	29,723	74,922	58,285
Research and development	22,578	20,166	45,357	41,442
General and administrative	19,857	17,955	39,613	34,798
Amortization	708	524	1,460	1,012
Total operating expenses	82,451	68,368	161,352	135,537
Income from operations	14,197	14,461	24,636	22,473
Interest expense	(2,721)	(1,873)	(5,396)	(3,559)
Other expense, net	(65)	(1,274)	(170)	(1,561)
Income before provision for income taxes	11,411	11,314	19,070	17,353
Income tax provision	3,598	4,272	6,262	6,026
Net income	$7,813	$7,042	$12,808	$11,327
Earnings per share
Basic	$0.17	$0.15	$0.28	$0.25
Diluted	$0.17	$0.15	$0.27	$0.24
Common shares and equivalents outstanding
Basic weighted average shares	46,083,055	45,579,345	46,047,788	45,554,645
Diluted weighted average shares	46,927,626	46,402,707	46,865,218	46,289,440
Dividends per share	$0.12	$0.12	$0.24	$0.24
Other comprehensive (loss) income
Foreign currency translation adjustment	(431)	(196)	(28)	(522)
Unrealized (loss) gain on derivative instruments, net of tax	(118)	97	(787)	(372)
Total other comprehensive loss	(549)	(99)	(815)	(894)
Comprehensive income	$7,264	$6,943	$11,993	$10,433

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Six months ended June 30,
(dollars in thousands)	2016	2015
Cash flows from operating activities
Net income	$12,808	$11,327
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,549	27,272
Provision for doubtful accounts and sales returns	2,264	2,934
Stock-based compensation expense	15,787	11,413
Excess tax benefits from exercise and vesting of stock-based compensation	(2,729)	(954)
Deferred taxes	(129)	(801)
Loss on sale of business	—	1,976
Amortization of deferred financing costs and discount	478	420
Other non-cash adjustments	(429)	289
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(30,097)	(13,355)
Prepaid expenses and other assets	(6,011)	(2,102)
Trade accounts payable	8,857	5,235
Accrued expenses and other liabilities	(18,019)	(9,882)
Restricted cash due to customers	62,038	78,718
Due to customers	(62,038)	(78,718)
Deferred revenue	19,658	13,792
Net cash provided by operating activities	37,987	47,564
Cash flows from investing activities
Purchase of property and equipment	(12,569)	(7,014)
Capitalized software development costs	(12,168)	(6,982)
Purchase of net assets of acquired companies, net of cash	530	—
Net cash used in sale of business	—	(521)
Net cash used in investing activities	(24,207)	(14,517)
Cash flows from financing activities
Proceeds from issuance of debt	120,900	70,100
Payments on debt	(126,088)	(93,388)
Proceeds from exercise of stock options	5	18
Excess tax benefits from exercise and vesting of stock-based compensation	2,729	954
Dividend payments to stockholders	(11,398)	(11,255)
Net cash used in financing activities	(13,852)	(33,571)
Effect of exchange rate on cash and cash equivalents	(27)	(984)
Net decrease in cash and cash equivalents	(99)	(1,508)
Cash and cash equivalents, beginning of period	15,362	14,735
Cash and cash equivalents, end of period	$15,263	$13,227

Blackbaud, Inc.
Reconciliation of GAAP to non-GAAP financial measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
GAAP Revenue	$180,191	$156,259	$349,447	$303,252
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	1,853	2,484	3,639	6,006
Non-GAAP revenue	$182,044	$158,743	$353,086	$309,258

GAAP gross profit	$96,648	$82,829	$185,988	$158,010
GAAP gross margin	53.6%	53.0%	53.2%	52.1%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	1,853	2,484	3,639	6,006
Add: Stock-based compensation expense	773	1,049	1,645	1,950
Add: Amortization of intangibles from business combinations	9,927	7,567	19,808	15,206
Add: Employee severance	78	343	142	939
Subtotal	12,631	11,443	25,234	24,101
Non-GAAP gross profit	$109,279	$94,272	$211,222	$182,111
Non-GAAP gross margin	60.0%	59.4%	59.8%	58.9%

GAAP income from operations	$14,197	$14,461	$24,636	$22,473
GAAP operating margin	7.9%	9.3%	7.0%	7.4%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	1,853	2,484	3,639	6,006
Add: Stock-based compensation expense	7,871	6,311	15,787	11,413
Add: Amortization of intangibles from business combinations	10,635	8,091	21,268	16,218
Add: Employee severance	113	443	401	1,582
Add: Acquisition-related integration costs	119	187	502	671
Add: Acquisition-related expenses	—	715	113	788
Subtotal	20,591	18,231	41,710	36,678
Non-GAAP income from operations	$34,788	$32,692	$66,346	$59,151
Non-GAAP operating margin	19.1%	20.6%	18.8%	19.1%

GAAP net income	$7,813	$7,042	$12,808	$11,327

Shares used in computing GAAP diluted earnings per share	46,927,626	46,402,707	46,865,218	46,289,440
GAAP diluted earnings per share	$0.17	$0.15	$0.27	$0.24

Non-GAAP adjustments:
Add: Total Non-GAAP adjustments affecting loss from operations	20,591	18,231	41,710	36,678
Add: Loss on sale of business	—	1,976	—	1,976
Less: Tax impact related to Non-GAAP adjustments	(6,643)	(8,019)	(13,187)	(15,816)
Non-GAAP net income	$21,761	$19,230	$41,331	$34,165

Shares used in computing Non-GAAP diluted earnings per share	46,927,626	46,402,707	46,865,218	46,289,440
Non-GAAP diluted earnings per share	$0.46	$0.41	$0.88	$0.74

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Detail of certain Non-GAAP adjustments:
Stock-based compensation expense:
Included in cost of revenue:
Cost of subscriptions	$290	$325	$571	$468
Cost of maintenance	123	85	246	246
Cost of services	360	639	828	1,236
Total included in cost of revenue	773	1,049	1,645	1,950
Included in operating expenses:
Sales, marketing and customer success	921	804	1,822	1,506
Research and development	1,559	1,186	3,094	2,164
General and administrative	4,618	3,272	9,226	5,793
Total included in operating expenses	7,098	5,262	14,142	9,463
Total stock-based compensation expense	$7,871	$6,311	$15,787	$11,413

Amortization of intangibles from business combinations:
Included in cost of revenue:
Cost of subscriptions	$7,853	$5,767	$15,664	$11,539
Cost of maintenance	1,332	1,006	2,664	2,159
Cost of services	657	702	1,310	1,309
Cost of license fees and other	85	92	170	199
Total included in cost of revenue	9,927	7,567	19,808	15,206
Included in operating expenses	708	524	1,460	1,012
Total amortization of intangibles from business combinations	$10,635	$8,091	$21,268	$16,218